SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report(Date of earliest event reported): January 31, 1996

                         FOREMOST CORPORATION OF AMERICA


(State or other jurisdiction of     (Commission              (I.R.S. Employer
 incorporation or organization)     File Number)            Identification No.)

 Delaware                             0-6478                     38-1863522


                   (Address of principal executive offices)
                5600 Beech Tree Lane, Caledonia, Michigan 49316
          Mailing Address: P.O. Box 2450, Grand Rapids, Michigan 49501

               (Registrant's telephone number, including area code)
                                  (616) 942-3000

Item 5. Other Events.


         On January 31, 1996, Foremost Corporation of America ("Foremost") announced that it had signed a letter of intent to sell its subsidiary Foremost Life Insurance Company ("Foremost Life") to Woodmen Accident and Life Company of Lincoln, Nebraska ("Woodmen"). Under the terms of the proposed transaction, Woodmen would acquire all of the outstanding common stock of Foremost Life. Foremost anticipates that the sale price, which is subject to adjustment, would yield approximately $17 million in cash available to Foremost after taxes and that Foremost would incur an after tax loss on the sale of approximately $1.3 million. Foremost and Woodmen will participate in a joint election under Section 338(h)(10) of the Internal Revenue Code to treat the proposed transaction as a purchase of assets for tax purposes.

         The amount of the anticipated sale price was determined through arms-length negotiation between the parties. There is no relationship between Woodmen and Foremost or any of its subsidiaries, any director or officer of Foremost, or any associate of any such director or officer.




Item 7. Financial Statements and Exhibits.

Exhibit No.                                          Document
    99                         Press Release of Foremost dated January 31, 1996



                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOREMOST CORPORATION OF AMERICA

By:____________F. Robert Woudstra________________
               F. Robert Woudstra
      Executive Vice President and Treasurer


Date: February 1, 1996